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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM 8-K


                                    CURRENT REPORT
                          Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934


            Date of Report (Date of earliest event reported): July 28, 1998


                                 LG&E ENERGY CORP.
               (Exact name of registrant as specified in its charter)

   Kentucky                          1-10568                   61-1174555
-----------------                    -------                   ----------
(State or other              (Commission File No.)           (I.R.S. Employer
  jurisdiction                                              Identification No.)
of incorporation)

                                 220 West Main Street
                                    P.O. Box 32030
                                 Louisville, KY 40232
                                 --------------------
                       (Address of Principal Executive Offices)


         Registrant's telephone number, including area code:  (502) 627-2000

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ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS

On July 28, 1998, LG&E Energy Corp., a Kentucky corporation ("LG&E Energy"), announced that it would discontinue its merchant energy trading and sales business and the associated gas gathering and processing business. As a result of the decision to discontinue these businesses, LG&E Energy will record an after-tax loss on discontinued operations of $225.0 million in the second quarter of 1998.

A news release of LG&E Energy containing its second quarter 1998 earnings information and describing the above decision is filed with this report as
Exhibit 99.1 and is incorporated herein by reference.

ITEM 5.             OTHER EVENTS

On July 28, 1998, LG&E Energy also announced that its energy marketing subsidiary, LG&E Energy Marketing Inc., an Oklahoma corporation ("LEM"), intends to file an action against the City of Springfield, Illinois, City Water, Light and Power Company ("Springfield CWLP"). The action will seek damages for Springfield CWLP's failure, including in late June 1998,to sell electric energy to LEM pursuant to a February 1997 Interchange Agreement and transaction confirmations thereunder, as well as for other related claims. LEM has estimated that its damages in this matter may be approximately $21 million.

ITEM 7(c).          EXHIBITS FILED

99.1                News release dated as of July 28, 1998


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         LG&E ENERGY CORP.

                         BY:     /s/ John R. McCall
                              -------------------------
                              Executive Vice President,
                              General Counsel and
                              Corporate Secretary
Dated:  July 28, 1998

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                                   EXHIBIT INDEX

                                 LG&E ENERGY CORP.

                             Current Report on Form 8-K
                                Dated July 28, 1998

                                      EXHIBITS

EXHIBIT NO.         DESCRIPTION

99.1                News release dated as of July 28, 1998

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